EXHIBIT 99.1

CERTIFICATE OF DESIGNATION OF RIGHTS, PRIVILEGES, PREFERENCES AND

RESTRICTIONS OF SERIES D CONVERTIBLE PREFERRED STOCK

OF GAWK, INCORPORATED

The undersigned, President and Secretary of Gawk, Incorporated, a Nevada corporation (the "Corporation"), hereby certifies the following:

The Company is authorized to issue Three Billion Five Hundred Million (3,500,000,000) shares of $.001 par value capital stock, of which are designated One Hundred Million (100,000,000) shares are designated $.001 par value preferred stock (the "Preferred Stock") and the remaining authorized shares are designated $.001par value common stock (the "Common Stock").

The Corporation is organized and existing under the laws of the State of Nevada and, that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, as amended, and pursuant to Nevada Revised Statutes, the shares of Preferred Stock of the Corporation must be created and issued from time to time in one or more series, each of such series to have such voting powers, designation, preferences, and other special rights, qualifications, limitations or restrictions, as expressed in resolutions providing for the creation and issuance of such series, as adopted by the Board of Directors of the Corporation. Pursuant to the resolutions adopted by the Unanimous Written Consent of the Board of Directors without a Meeting effective June 23, 2016 (the "Consent") the Board of Directors adopted resolutions establishing a series of Preferred Stock from its authorized shares of Preferred Stock, designated Series D Convertible Preferred Stock, consisting of One Thousand (100) shares (the "Series D Stock"), with certain rights, privileges, preferences and restrictions as set forth in this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series D Convertible Preferred Stock of Gawk, Incorporated as follows:

1.0 Designation and Rank

A new series of Preferred Stock from the Corporation's authorized shares of Preferred Stock is hereby created, designated Series D Convertible Preferred Stock, consisting of One Thousand (1,000) shares (the "Series D Stock"), with certain rights, privileges, preferences and restrictions as set forth in the Consent.

2.0 Dividend Rate and Rights

Holders of the Series D Stock shall be entitled to receive dividends or other distributions with the holders of the Corporation's Common Stock on an "as converted" basis when, as, and if declared by the Directors of the Corporation.

3.0 Conversion into Common Stock

3.1 Conversion.

Each share of Series D Stock shall be convertible, at the option of the holder thereof and subject to notice requirements of paragraph 3.2, at any time following Twelve (12) Months from the issuance of such shares of Series D Stock, into such number of fully paid and non-assessable shares of the Common Stock. For each share of Series D Stock, the holder will receive upon Conversion, $100,000 worth of Common Shares (the "Conversion Ratio") of the Corporation.

1

3.2 Notice of Conversion.

Holders of Series D Stock may convert at any time following the issuance of Sixty-One (61) day written notice ("Notice Period") delivered to the Corporation ("Notice to Convert") or earlier if the Notice Period shall be waived by the Corporation's Board of Directors.

3.3 Mechanics of Conversion.

No fractional shares of Common Stock shall be issued upon conversion of Series D Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series D Stock the holder has at the time and is converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Series D Stock to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Series D Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Stock to be converted.

3.4 Adjustments to Conversion Price—Merger or Reorganization.

In case of any consolidation or merger of the Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property of another corporation for cash, or in the case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Series D Stock at least Thirty (30) days prior to the consummation of such event, a notice thereof and each such holder shall have the option to either (i) convert such holder's shares of Series D Stock into Common Stock pursuant to this Paragraph 3 and thereafter receive the number of shares of Common Stock or other securities or property, or cash, as the case may be, to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Stock would have been entitled upon conversion pursuant to Section 8.1(a) hereof.

4.0 No Impairment

The Corporation will not, by amendment of its Articles of Incorporation or by amendment to the Certificate of Designation of the Rights, Privileges, Preferences and Restrictions of Series D Convertible Preferred Stock establishing Series D Stock, which shall be prepared as a separate document and filed with the requisite regulatory agencies and state registry, or by resolutions adopted subsequent to the date hereof, or through any reorganization, transfer of assets, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4, and in the taking of all such actions as may be necessary or appropriate in order to protect against the impairment of the conversion rights of holders of the Series D Stock.

2

5.0 Reissuance of Certificates upon Adjustments

No share or shares of Series D Convertible Preferred acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series D Convertible Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Series D Preferred Stock of the Corporation.

6.0 Notices of Record Date

In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in a previous quarter) or other distribution, the Corporation shall mail to each holder of shares of Series D Stock at least Ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of paying such dividend or distribution.

7.0 Common Stock Reserved

The Corporation shall take such action as is necessary, and to amend its Articles of Incorporation, if required, to have authorized such number of shares of Common Stock as shall from time to time be sufficient to effect (a) conversion of the Series D Stock into Common Stock.

8.0 Liquidation Preference

8.1 Distribution upon Liquidation.

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:

(1)

The holders of the Series D Convertible Preferred shall be entitled to receive, prior to the holder of Common Stock an amount equal to $1.10 per share for each share of Common Stock into which each share of Series D Convertible Preferred could have been converted prior to such Liquidation, in accordance with the Conversion Ratio in paragraph 3.1 above.

(2)

If upon occurrence of a Liquidation the assets and funds thus distributed among the holder of the Series D Convertible Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series D Convertible Preferred ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(3)

After payment of the full amounts to the holders of Series D Convertible Preferred as set forth above in paragraph (1), any remaining assets of the Corporation shall be distributed pro rata to the holders of the Preferred Stock and Common Stock (in the case of the Preferred Stock, on an "as converted" basis into Common Stock).

3

8.2 Definition of Liquidation.

For purposes of this Section and unless a majority of the holders of the Series D Stock affirmatively vote or agree by written consent to the contrary, a Liquidation shall be deemed to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporations acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

8.3 Distributions upon Sales or Liquidation for other than Securities.

If any of the assets of the Corporation are to be distributed other than in cash under this Section, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or common Stock of the appraiser's valuation.

9.0 Voting Rights.

Holders of the Series D Stock have no voting rights. Except as required by law, the holders of shares of Series D Stock shall be entitled to notice of any stockholder's meeting. Upon conversion into the Corporation's Common Stock, the holders of each class of Series D Stock shall have that number of votes equal to those on an "as converted" basis pursuant to the provisions of Paragraph 3.1 above.

10.0 Optional Redemption by the Corporation

Except as otherwise required by law, for as long as the shares of Series D Stock remain outstanding, the Corporation shall have the option to redeem all of the outstanding shares of Series D Stock at any time on an all or nothing basis unless otherwise mutually agreed in writing between the Corporation and the holders of the Series D Stock holding at least 51% of such Series D Stock, beginning at Ten (10) days following notice by the Corporation, at a redemption price of $1.10 per share for each share of Common Stock into which each share of Series D Stock could have been converted prior to such Redemption, in accordance with the Conversion Ratio in paragraph 3.1 above. Redemption payments shall only be made in cash within Sixty (60) days of notice to redeem from the Corporation.

11.0 Reissuance.

No share or shares of Series D Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series D Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Series D Stock of the Corporation.

12.0 Notices

Unless otherwise specified in the Corporation's Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to its principal executive offices, and if to the holder of any shares of Series D Stock, shall be delivered to it at its address as it appears on the stock records of the Corporation.

4

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series D Convertible Preferred Stock of Gawk, Incorporated to be signed by the Corporation's President and Secretary effective this 23rd day of June, 2016

Gawk, Incorporated

By:	/s/ Scott Kettle
Scott Kettle
President and Secretary

5